Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of the 26th day of June, 2017, by and between First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (“Assignor”), First Capital Real Estate Trust Incorporated (“Assignor Parent” and, together with the Assignor, the “Assignor Parties”), FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“Assignee”) and PhotoMedex Inc., a Nevada corporation (“Assignee Parent” and, together with the Assignee, the “Assignee Parties”).

RECITALS

WHEREAS, the Assignor Parties and the Assignee Parties entered into an Interest Contribution Agreement dated March 31, 2017 (the “Contribution Agreement”), pursuant to which the Assignor Parties agreed to sell and transfer to Assignee Parties all of their right, title and interest in and to certain properties and entities, including a 100% membership interest in First Capital Avalon Jubilee, LLC (the “Avalon Interest”), which owns a 17.9133% membership interest in Avalon Jubilee, LLC.

 WHEREAS, the Assignor Parties were unable to deliver the Avalon Interest to the Assignee at the Initial Closing (as such term is defined in the Contribution Agreement), which was held on May 17, 2017, and, as a result thereof, the Assignor Parties and the Assignee Parties entered into an Agreement to Waive Closing Deliverables dated May 17, 2017 (the “Waiver Agreement”), which waived certain conditions of the Contribution Agreement and provided for the Assignor to deliver the Avalon Interest to the Assignee on or before the thirtieth (30th) day following the Initial Closing.

WHEREAS, the Assignee Parties have thereafter agreed to extend the date for the delivery of the Avalon Interest by the Assignor Parties until June 30, 2017, and have waived any event of default under the Contribution Agreement or the Waiver Agreement arising from the deferred delivery of the Avalon Interest.

WHEREAS, the Assignor hereby desires to transfer the Avalon Interest to the Assignee.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.	Capitalized terms used but not otherwise defined in this Agreement have the meanings given said terms in the Contribution Agreement.

2.	Assignor hereby irrevocably assigns to Assignee, and Assignee hereby irrevocably accepts from Assignor, all of Assignor’s right, title and interest in and to the Avalon Interest. In order to reflect the assignment of the Avalon Interest, the Assignee Parties hereby acknowledge that they shall cause the amendment and restatement of the operating agreement or other constituent instruments of First Capital Avalon Jubilee, LLC or otherwise amend the schedule of members or equity owners to reflect Assignee as the owner of the Avalon Interest.

3.	Assignee hereby irrevocably agrees to assume and perform all of the obligations of the Assignor Parties as a member of First Capital Avalon Jubilee, LLC, in the same manner and to the same extent as if the Assignee were the original member or obligor thereunder, regardless of when such obligation arose.

4.	To the fullest extent permitted by law, each party shall indemnify, defend and hold harmless the other parties, their respective officers, directors, shareholders, employees, agents, representatives, consultants, and contractors from and against any and all suits, judgments, actions, liabilities, costs, penalties, fines, damages, claims and expenses (including, without limitation, reasonable attorney’s fees) arising out of, resulting from, the breach or threatened breach by the other party of its obligations hereunder.

5.	Assignee Parent does hereby unconditionally and irrevocably guarantee to the Assignor Parties the payment, performance and discharge, when due, of each of the obligations of Assignee pursuant hereto.

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6.	Each of the parties hereto hereby represents and warrants to the other as follows:

(a) The execution, delivery and performance of this Agreement are within such party’s powers and have been duly authorized by all necessary limited liability company, corporate or other action.

(b) This Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or any other third party is required for the due execution, delivery and performance by each party to this Agreement.

7.	This Agreement will be binding upon and will inure to the benefit of parties hereto and their respective successors and assigns.

8.	Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

9.	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

10.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

11.	Any one or more of the provisions in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality and unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Notwithstanding anything herein to the contrary, this Assignment and Assumption Agreement relates solely to the Avalon Interest, and the agreements, commitments and obligations related thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers.

ASSIGNOR:

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, L.P.

By:	First Capital Real Estate Trust Incorporated, its general partner

By:	/s/ Suneet Singal
Name:	Suneet Singal
Title:	Chief Executive Officer

ASSIGNOR PARENT:

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

By:	/s/ Suneet Singal
Name:	Suneet Singal
Title:	Chief Executive Officer

ASSIGNEE:

FC GLOBAL REALTY OPERATING PARTNERSHIP, LLC

By:	/s/ Dr. Robert Froehlich
Name:	Dr. Robert Froehlich
Title:	Chairman

ASSIGNEE PARENT:

PHOTOMEDEX, INC

By:	/s/ Dr. Robert Froehlich
Name:	Dr. Robert Froehlich
Title:	Chairman